UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event Reported): November 15, 2016

CDK Global, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-36486	46-5743146
(Commission File Number)	(I.R.S. Employer Identification Number)

1950 Hassell Road, Hoffman Estates, IL 60169
(Registrant's telephone number, including area code)

(847) 397-1700
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Registrant’s 2016 Annual Meeting of Stockholders was held on November 15, 2016. There were present at the meeting, either in person or by proxy, holders of 135,300,729 shares of common stock.

1.	The following nominees were elected to the Registrant’s Board of Directors for the ensuing year. The votes cast for each nominee were as follows:
Nominee	For	Against	Abstain	Broker Non-Votes
Leslie A. Brun	112,421,239	3,833,382	351,521	18,694,587
Willie A. Deese	114,196,928	2,332,059	77,155	18,694,587
Amy J. Hillman	113,748,811	2,785,345	71,986	18,694,587
Brian P. MacDonald	116,400,259	128,349	77,534	18,694,587
Eileen J. Martinson	116,380,496	128,070	97,576	18,694,587
Stephen A. Miles	113,697,541	2,828,949	79,652	18,694,587
Robert E. Radway	114,212,990	2,316,532	76,620	18,694,587
Stephen F. Schuckenbrock	116,368,416	133,303	104,423	18,694,587
Frank S. Sowinski	113,774,240	2,752,978	78,924	18,694,587
Robert M. Tarkoff	116,416,900	109,793	79,449	18,694,587

2.	The results of the advisory vote on executive compensation of our Named Executive Officers were as follows:

For	Against	Abstain	Broker Non-Votes
110,024,171	6,304,442	277,529	18,694,587

3.	The results of the voting to ratify the appointment of Deloitte & Touche LLP to serve as the Registrant's independent registered public accounting firm for the fiscal year ending June 30, 2017 were as follows:

For	Against	Abstain
132,837,527	2,317,243	145,959

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 18, 2016	CDK Global, Inc.

	By:	/s/ ALFRED A. NIETZEL Alfred A. Nietzel Executive Vice President, Chief Financial Officer